UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Liberty Broadband Corporation

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LIBERTY BROADBAND CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5700
April 19, 2018
Dear Stockholder:
You are cordially invited to attend the 2018 annual meeting of stockholders of Liberty Broadband Corporation (Liberty Broadband) to be held at 8:00 a.m., local time, on May 24, 2018, at the corporate offices of Liberty Broadband, 12300 Liberty Boulevard, Englewood, Colorado 80112, telephone (720) 875-5700.
At the annual meeting, you will be asked to consider and vote on the proposals described in the accompanying notice of annual meeting and proxy statement, as well as on such other business as may properly come before the meeting.
Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please read the enclosed proxy materials and then promptly vote via the Internet or telephone or by completing, signing and returning by mail the enclosed proxy card. Doing so will not prevent you from later revoking your proxy or changing your vote at the meeting.
Thank you for your cooperation and continued support and interest in Liberty Broadband.
Very truly yours,
Gregory B. Maffei
President and Chief Executive Officer
The proxy materials relating to the annual meeting are first being mailed on or about April 23, 2018.

LIBERTY BROADBAND CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5700
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be Held on May 24, 2018
NOTICE IS HEREBY GIVEN of the annual meeting of stockholders of Liberty Broadband Corporation (Liberty Broadband) to be held at 8:00 a.m., local time, on May 24, 2018, at the corporate offices of Liberty Broadband, 12300 Liberty Boulevard, Englewood, Colorado 80112, telephone (720) 875-5700, to consider and vote on the following proposals:
1.
A proposal (which we refer to as the director election proposal) to elect J. David Wargo to continue serving as a Class I member of our board until the 2021 annual meeting of stockholders or his earlier resignation or removal;

2.
A proposal (which we refer to as the auditors ratification proposal) to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2018; and

3.
A proposal (which we refer to as the say-on-pay proposal) to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement under the heading “Executive Compensation.”

You may also be asked to consider and vote on such other business as may properly come before the annual meeting.
Holders of record of our Series A common stock, par value $0.01 per share, and Series B common stock, par value $0.01 per share, in each case, outstanding as of 5:00 p.m., New York City time, on April 2, 2018, the record date for the annual meeting, will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment or postponement thereof. These holders will vote together as a single class on each proposal. A list of stockholders entitled to vote at the annual meeting will be available at our offices at 12300 Liberty Boulevard, Englewood, Colorado 80112 for review by our stockholders for any purpose germane to the annual meeting for at least ten days prior to the annual meeting. The holders of record of our Series C common stock, par value $0.01 per share, are not entitled to any voting powers, except as required by Delaware law, and may not vote on the proposals to be presented at the annual meeting.
We describe the proposals in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting.
Our board of directors has unanimously approved each proposal and recommends that you vote “FOR” the election of the director nominee and “FOR” each of the auditors ratification proposal and the say-on-pay proposal.
Votes may be cast in person at the annual meeting or by proxy prior to the meeting by telephone, via the Internet, or by mail.
Important Notice Regarding the Availability of Proxy Materials For the Annual Meeting of Stockholders to be Held on May 24, 2018: our Notice of Annual Meeting of Stockholders, Proxy Statement, and 2017 Annual Report to Stockholders are available at www.envisionreports.com/LBC.

YOUR VOTE IS IMPORTANT. Voting promptly, regardless of the number of shares you own, will aid us in reducing the expense of any further proxy solicitation in connection with the annual meeting.
By order of the board of directors,
Pamela L. Coe
Senior Vice President, Deputy General Counsel and Secretary
Englewood, Colorado
April 19, 2018
WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE PROMPTLY VIA TELEPHONE OR ELECTRONICALLY VIA THE INTERNET. ALTERNATIVELY, PLEASE COMPLETE, SIGN AND RETURN BY MAIL THE ENCLOSED PAPER PROXY CARD.

PROXY STATEMENT SUMMARY
2018 ANNUAL MEETING OF STOCKHOLDERS

WHEN
8:00 a.m., local time, on May 24, 2018
WHERE
The Corporate Offices of Liberty Broadband
12300 Liberty Boulevard
Englewood, Colorado 80112
RECORD DATE
5:00 p.m., New York City time, on April 2, 2018

ITEMS OF BUSINESS
1.
Director election proposal—To elect J. David Wargo to continue serving as a Class I member of our board until the 2021 annual meeting of stockholders or his earlier resignation or removal.

2.
Auditors ratification proposal—To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2018.

3.
Say-on-pay proposal—To approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement under the heading “Executive Compensation”.

Such other business as may properly come before the annual meeting.

WHO MAY VOTE
Holders of shares of LBRDA and LBRDB

Holders of shares of LBRDK are NOT eligible to vote at the annual meeting

PROXY VOTING Stockholders of record on the record date are entitled to vote by proxy in the following ways:
By calling 1 (800) 652-8683 (toll free) in the United States or Canada	Online at www.envisionreports.com/LBC	By returning a properly completed, signed and dated proxy card
ANNUAL MEETING AGENDA AND VOTING RECOMMENDATIONS
Proposal	Voting Recommendation	Page Reference (for more detail)
Director election proposal	✓ FOR THE NOMINEE	9
Auditors ratification proposal	✓ FOR	13
Say-on-pay proposal	✓ FOR	15
 | Liberty Broadband Corporation 2018 Proxy Statement

LIBERTY BROADBAND CORPORATION
a Delaware corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5700
PROXY STATEMENT For Annual Meeting of Stockholders
We are furnishing this proxy statement in connection with the board of directors’ solicitation of proxies for use at our 2018 Annual Meeting of Stockholders to be held at 8:00 a.m., local time, at the corporate offices of Liberty Broadband, 12300 Liberty Boulevard, Englewood, Colorado 80112, on May 24, 2018 or at any adjournment or postponement of the annual meeting. At the annual meeting, we will ask you to consider and vote on the proposals described in the accompanying Notice of Annual Meeting of Stockholders. The proposals are described in more detail in this proxy statement. We are soliciting proxies from holders of our Series A common stock, par value $0.01 per share (LBRDA), and Series B common stock, par value $0.01 per share (LBRDB). The holders of our Series C common stock, par value $0.01 per share (LBRDK), are not entitled to any voting powers, except as required by Delaware law, and may not vote on the proposals to be presented at the annual meeting. We refer to LBRDA, LBRDB and LBRDK together as our common stock.
THE ANNUAL MEETING
Electronic Delivery
Registered stockholders may elect to receive future notices and proxy materials by e-mail. To sign up for electronic delivery, go to www.computershare.com/investor. Stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery when voting by Internet at www.proxyvote.com by following the prompts. Also, stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery by contacting their nominee. Once you sign up, you will not receive a printed copy of the notices and proxy materials, unless you request them. If you are a registered stockholder, you may suspend electronic delivery of the notices and proxy materials at any time by contacting our transfer agent, Computershare, at 866-367-6355 (outside the United States 1-781-575-3400). Stockholders who hold shares through a bank, brokerage firm or other nominee should contact their nominee to suspend electronic delivery.
Time, Place and Date
The annual meeting of stockholders is to be held at 8:00 a.m., local time, on May 24, 2018, at the corporate offices of Liberty Broadband, 12300 Liberty Boulevard, Englewood, Colorado 80112, telephone (720) 875-5700.
Purpose
At the annual meeting, you will be asked to consider and vote on each of the following:
•
the director election proposal, to elect J. David Wargo to continue serving as a Class I member of our board until the 2021 annual meeting of stockholders or his earlier resignation or removal;

•
the auditors ratification proposal, to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2018; and

•
the say-on-pay proposal, to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement under the heading “Executive Compensation.”

You may also be asked to consider and vote on such other business as may properly come before the annual meeting, although we are not aware at this time of any other business that might come before the annual meeting.
Liberty Broadband Corporation 2018 Proxy Statement | 1

Quorum
In order to conduct the business of the annual meeting, a quorum must be present. This means that the holders of at least a majority of the aggregate voting power represented by the shares of our common stock outstanding on the record date and entitled to vote at the annual meeting must be represented at the annual meeting either in person or by proxy. For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on a particular proposal or proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (broker non-votes) will nevertheless be treated as present for purposes of determining the presence of a quorum. See “—Voting Procedures for Shares Held in Street Name—Effect of Broker Non-Votes” below.
Who May Vote
Holders of shares of LBRDA and LBRDB, as recorded in our stock register as of 5:00 p.m., New York City time, on April 2, 2018 (such date and time, the record date for the annual meeting), will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment or postponement thereof.
Votes Required
If the director nominee receives a plurality of the combined voting power of the outstanding shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors at the annual meeting, voting together as a single class, he will be elected to office.
Approval of each of the auditors ratification proposal and the say-on-pay proposal requires the affirmative vote of a majority of the combined voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.
Votes You Have
At the annual meeting, holders of shares of LBRDA will have one vote per share and holders of shares of LBRDB will have ten votes per share, in each case, that our records show are owned as of the record date.
RECOMMENDATION OF OUR BOARD OF DIRECTORS
Our board of directors has unanimously approved each of the proposals and recommends that you vote “FOR” the election of the director nominee and “FOR” each of the auditors ratification proposal and the say-on-pay proposal.

Shares Outstanding
As of the record date, an aggregate of approximately 26,306,000 shares of LBRDA and 2,455,000 shares of LBRDB were issued and outstanding and entitled to vote at the annual meeting.
Number of Holders
There were, as of the record date, 830 and 61 record holders of LBRDA and LBRDB, respectively (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).
Voting Procedures for Record Holders
Holders of record of LBRDA and LBRDB as of the record date may vote in person at the annual meeting, by telephone or through the Internet. Alternatively, they may give a proxy by completing, signing, dating and returning the proxy card by mail. Instructions for voting by using the telephone or the Internet are printed on the proxy card. In order to vote through the Internet, holders should have their proxy cards available so they can input the required information from the proxy card, and log onto the Internet website address shown on the proxy card. When holders log onto the Internet website address, they will receive instructions on how to vote their shares. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number,
2 | Liberty Broadband Corporation 2018 Proxy Statement

THE ANNUAL MEETING
which will be provided to each voting stockholder separately. Unless subsequently revoked, shares of our common stock represented by a proxy submitted as described herein and received at or before the annual meeting will be voted in accordance with the instructions on the proxy.
YOUR VOTE IS IMPORTANT. It is recommended that you vote by proxy even if you plan to attend the annual meeting. You may change your vote at the annual meeting.
If you submit a properly executed proxy without indicating any voting instructions as to a proposal enumerated in the Notice of Annual Meeting of Stockholders, the shares represented by the proxy will be voted “FOR” the election of the director nominee and “FOR” each of the auditors ratification proposal and the say-on-pay proposal.
If you submit a proxy indicating that you abstain from voting as to a proposal, it will have no effect on the director election proposal, and it will have the same effect as a vote “AGAINST” each of the other proposals.
If you do not submit a proxy or you do not vote in person at the annual meeting, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, and your failure to vote will have no effect on determining whether any of the proposals are approved (if a quorum is present).
Voting Procedures for Shares Held in Street Name
General
If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your shares or to grant or revoke a proxy. The rules and regulations of the New York Stock Exchange and The Nasdaq Stock Market LLC (Nasdaq) prohibit brokers, banks and other nominees from voting shares on behalf of their clients with respect to numerous matters, including, in our case, the director election proposal and the say-on-pay proposal described in this proxy statement. Accordingly, to ensure your shares held in street name are voted on these matters, we encourage you to provide promptly specific voting instructions to your broker, bank or other nominee.
Effect of Broker Non-Votes
Broker non-votes are counted as shares of our common stock present and entitled to vote for purposes of determining a quorum but will have no effect on any of the proposals. You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of LBRDA or LBRDB or how to change your vote or revoke your proxy.
Revoking a Proxy
If you submitted a proxy prior to the start of the annual meeting, you may change your vote by voting in person at the annual meeting, or by delivering a signed proxy revocation or a new signed proxy with a later date to Liberty Broadband Corporation, c/o Computershare Investor Services, P.O. Box 505008, Louisville, Kentucky 40233-9814. Any signed proxy revocation or new signed proxy must be received before the start of the annual meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 2:00 a.m., New York City time, on May 24, 2018.
Your attendance at the annual meeting will not, by itself, revoke a prior vote or proxy from you.
If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote or revoke your proxy.
Solicitation of Proxies
We are soliciting proxies by means of our proxy statement and our annual report (together, the proxy materials) on behalf of our board of directors. In addition to this mailing, our employees may solicit proxies personally or by telephone. We pay the cost of soliciting these proxies. We also reimburse brokers and other nominees for their expenses in sending the proxy materials to you and getting your voting instructions.
If you have any further questions about voting or attending the annual meeting, please contact Liberty Broadband Investor Relations at (844) 826-8735.
Liberty Broadband Corporation 2018 Proxy Statement | 3

Other Matters to Be Voted on at the Annual Meeting
Our board of directors is not currently aware of any business to be acted on at the annual meeting other than that which is described in the Notice of Annual Meeting of Stockholders and this proxy statement. If, however, other matters are properly brought to a vote at the annual meeting, the persons designated as proxies will have discretion to vote or to act on these matters according to their best judgment. In the event there is a proposal to adjourn or postpone the annual meeting, the persons designated as proxies will have discretion to vote on that proposal.
4 | Liberty Broadband Corporation 2018 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth information concerning shares of our common stock beneficially owned by each person or entity known by us to own more than five percent of the outstanding shares of LBRDA and LBRDB, which are our company’s voting securities. Beneficial ownership of our common stock is set forth below only to the extent known by us or ascertainable from public filings.
The security ownership information is given as of February 28, 2018, and, in the case of percentage ownership information, is based upon (1) 26,306,435 shares of LBRDA, (2) 2,455,179 shares of LBRDB and (3) 152,581,220 shares of LBRDK, in each case, outstanding on that date. The percentage voting power is presented on an aggregate basis for all series of common stock. LBRDK shares are, however, non-voting and, therefore, in the case of percentage voting power, are not included.
Name and Address of Beneficial Owner	Title of Series	Amount and Nature of Beneficial Ownership	Percent of Series (%)	Voting Power (%)
John C. Malone c/o Liberty Broadband Corporation 12300 Liberty Boulevard Englewood, CO 80112	LBRDA	291,931(1)	1.1	47.1
	LBRDB	2,363,834(1)	96.3
	LBRDK	4,512,581(1)	3.0
Clearbridge Investments, LLC 620 8th Avenue New York, NY 10018	LBRDA	2,040,100(2)	7.8	4.0
	LBRDB	—	—
	LBRDK	3,098,835(3)	2.0
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	LBRDA	1,568,972(4)	6.0	3.1
	LBRDB	—	—
	LBRDK	7,624,799(5)	5.0
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	LBRDA	1,742,517(6)	6.6	3.4
	LBRDB	—	—
	LBRDK	9,769,358(6)	6.4
D. E. Shaw & Co., L.P. 1166 Avenue of the Americas, 9th Floor New York, NY 10036	LBRDA	1,637,448(7)	6.2	3.2
	LBRDB	—	—
	LBRDK	2,226,377(8)	1.5
*
Less than 1%

(1)
Information with respect to shares of our common stock beneficially owned by Mr. Malone, our Chairman of the Board, is also set forth in “—Security Ownership of Management.”

(2)
Based on Amendment No. 3 to Schedule 13G, filed February 14, 2018 by Clearbridge Investments, LLC (Clearbridge) with respect to LBRDA shares, which states that Clearbridge has sole voting power over 2,013,302 shares and sole dispositive power over 2,040,100 shares.

(3)
Based on Form 13F, filed February 14, 2018 by Clearbridge, which states that Clearbridge has shared investment discretion over 3,098,835 shares and sole voting power over 3,042,738 shares.

(4)
Based on Amendment No. 3 to Schedule 13G, filed January 25, 2018 by BlackRock, Inc. (BlackRock) with respect to shares of LBRDA, which states that BlackRock has sole voting power over 1,482,552 shares and sole dispositive power over 1,568,972 shares.

(5)
Based on Form 13F, filed February 9, 2018 by BlackRock, a parent holding company, which states that BlackRock has sole investment discretion over 7,624,799 shares and sole voting power over 6,954,147 shares. All shares covered by such filings are held by BlackRock and/or its subsidiaries.

(6)
Based on Amendment No. 3 to Schedule 13G, filed February 12, 2018 by The Vanguard Group (Vanguard), which states that with respect to shares of LBRDA, Vanguard has shared dispositive power over 12,498 shares, sole dispositive power over 1,730,019 shares and sole voting power over 12,498 shares, as well as on Amendment No. 2 to Schedule 13G, filed February 13, 2018 by Vanguard with respect to shares of LBRDK, which states that Vanguard has shared dispositive power over 109,527 shares, sole dispositive power over 9,659,831 shares, shared voting power over 18,965 shares and sole voting power over 96,556 shares.

Liberty Broadband Corporation 2018 Proxy Statement | 5

(7)
Based on Amendment No. 1 to Schedule 13G, filed February 14, 2018 by D. E. Shaw & Co., L.P. (Shaw LP) and David E. Shaw, which states that Shaw LP and Mr. Shaw have shared dispositive power over 1,637,448 shares and shared voting power over 1,631,528 shares. Mr. Shaw disclaims beneficial ownership over such 1,637,448 shares.

(8)
Based on Form 13F, filed February 14, 2018 by D. E. Shaw & Co., Inc. (D.E. Shaw Inc.), with respect to itself and certain related institutional investment managers, including Shaw L.P., for which D.E. Shaw Inc. is the institutional investment manager and general partner, D. E. Shaw Investment Management, L.L.C. (Shaw Investment) and D. E. Shaw Heliant Adviser, L.L.C. (Shaw Heliant), which Form 13F reports sole voting power, shared voting power, sole investment discretion and shared investment discretion as follows:

	Title of Series	Sole Voting Power	Shared Voting Power	Sole Investment Discretion	Shared Investment Discretion
D.E. Shaw Inc. and Shaw L.P.	LBRDK	1,739,338	—	—	1,739,338
D.E. Shaw Inc., D. E. Shaw L.P., and Shaw Investment	LBRDK	114,459	—	—	127,924
D.E. Shaw Inc., D. E. Shaw L.P., and Shaw Heliant	LBRDK	359,115	—	—	359,115
6 | Liberty Broadband Corporation 2018 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Management
The following table sets forth information with respect to the ownership by each of our directors and named executive officers (as defined herein) and by all of our directors and executive officers as a group of shares of LBRDA, LBRDB and LBRDK. The security ownership information with respect to our common stock is given as of February 28, 2018, and, in the case of percentage ownership information, is based upon (1) 26,306,435 shares of LBRDA, (2) 2,455,179 shares of LBRDB and (3) 152,581,220 shares of LBRDK, in each case, outstanding on that date. The percentage voting power is presented on an aggregate basis for all series of common stock. LBRDK shares are, however, non-voting and, therefore, in the case of percentage voting power, are not included.
Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after February 28, 2018 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person and for the aggregate percentage owned by the directors and named executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person. For purposes of the following presentation, beneficial ownership of shares of LBRDB, though convertible on a one-for-one basis into shares of LBRDA, are reported as beneficial ownership of LBRDB only, and not as beneficial ownership of LBRDA. So far as is known to us, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.
Name	Title of Series	Amount and Nature of Beneficial Ownership (In thousands)	Percent of Series (%)	Voting Power (%)
John C. Malone Chairman of the Board	LBRDA	292(1)(2)(3)	1.1	47.1
	LBRDB	2,364(1)(4)(5)	96.3
	LBRDK	4,513(1)(2)(3)(5)	3.0
Gregory B. Maffei President, Chief Executive Officer and Director	LBRDA	750(6)(7)(8)	2.8	1.7
	LBRDB	9	*
	LBRDK	1,834(6)(7)(8)	1.2
Richard R. Green Director	LBRDA	**(9)	*	*
	LBRDB	—	—
	LBRDK	16(6)(9)	*
J. David Wargo Director	LBRDA	93(10)(11)	*	*
	LBRDB	—	—
	LBRDK	297(6)(10)(11)	*
John E. Welsh III Director	LBRDA	5	*	*
	LBRDB	—	—
	LBRDK	12(6)	*
Richard N. Baer Chief Legal Officer	LBRDA	—	—	—
	LBRDB	—	—
	LBRDK	—	—
Mark D. Carleton Chief Financial Officer	LBRDA	18(6)	*	*
	LBRDB	—	—
	LBRDK	73(6)	*
Albert E. Rosenthaler Chief Corporate Development Officer	LBRDA	17	*	*
	LBRDB	—	—
	LBRDK	35	*
Liberty Broadband Corporation 2018 Proxy Statement | 7

Name	Title of Series	Amount and Nature of Beneficial Ownership (In thousands)	Percent of Series (%)	Voting Power (%)
All directors and executive officers as a group (8 persons)	LBRDA	1,175(1)(2)(3)(6)(7)(8)(9)(10)(11)	4.4	48.7
	LBRDB	2,373(1)(4)(5)	96.7
	LBRDK	6,780(1)(2)(3)(5)(6)(7)(8)(9)(10)(11)	4.4
*
Less than one percent

**
Less than 1,000 shares

(1)
Includes 25,444 LBRDA shares, 57,641 LBRDB shares and 216,024 LBRDK shares held by Mr. Malone’s wife, Mrs. Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)
Includes 153,226 shares of LBRDA and 1,803,500 shares of LBRDK pledged to Fidelity Brokerage Services, LLC (Fidelity) in connection with a margin loan facility; 25,445 shares of LBRDA and 216,749 shares of LBRDK pledged to Merrill Lynch, Pierce, Fenner & Smith Incorporated (Merrill Lynch) in connection with certain margin loan facilities extended by Merrill Lynch; and 1,567,054 shares of LBRDK pledged to Bank of America (BoA) in connection with loan facilities extended by Fidelity, Merrill Lynch and BoA.

(3)
Includes 62,500 shares of LBRDA and 448,500 shares of LBRDK held by The Malone Family Land Preservation Foundation and 50,760 shares of LBRDA and 62,258 shares of LBRDK held by The Malone Family Foundation, as to which shares Mr. Malone has disclaimed beneficial ownership.

(4)
Includes 27,171 shares of LBRDB held by two trusts which are managed by an independent trustee, of which the beneficiaries are Mr. Malone’s adult children and in which Mr. Malone has no pecuniary interest. Mr. Malone retains the right to substitute assets held by the trusts and has disclaimed beneficial ownership of the shares held by the trusts.

(5)
Includes 122,649 shares of LBRDB and 414,520 shares of LBRDK held by two trusts with respect to which Mr. Malone is the sole trustee and, with his wife, retains a unitrust interest in the trusts.

(6)
Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options exercisable within 60 days after February 28, 2018.

	LBRDA	LBRDK

Gregory B. Maffei	290,395	586,838
Mark D. Carleton	18,248	36,878
Richard R. Green	—	15,228
J. David Wargo	—	18,623
John E. Welsh, III	—	11,518
Total	308,643	669,085

(7)
Includes 86,248 shares of LBRDA and 173,024 shares of LBRDK held by the Maffei Foundation, as to which shares Mr. Maffei has disclaimed beneficial ownership.

(8)
Includes 234,750 shares of LBRDA and 614,252 shares of LBRDK held by a grantor retained annuity trust.

(9)
Includes 165 shares of LBRDA and 429 shares of LBRDK held by Mr. Green’s wife, as to which Mr. Green disclaims beneficial ownership.

(10)
Includes 901 shares of LBRDA and 2,357 shares of LBRDK held by Mr. Wargo’s spouse and 4,265 shares of LBRDA and 11,168 shares of LBRDK held by Mr. Wargo’s brother as to which, in each case, Mr. Wargo has disclaimed beneficial ownership.

(11)
Includes (i) 83,364 shares of LBRDA and 254,434 shares of LBRDK pledged to Fidelity in connection with a margin loan facility extended by Fidelity to Mr. Wargo; and (ii) 1,200 shares of LBRDA and 1,200 shares of LBRDK held by Mr. Wargo’s brother that are pledged to Fidelity in connection with a margin loan facility extended by Fidelity to Mr. Wargo’s brother.

Changes in Control
We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.
8 | Liberty Broadband Corporation 2018 Proxy Statement

PROPOSALS OF OUR BOARD
The following proposals will be presented at the annual meeting by our board of directors.
PROPOSAL 1—THE DIRECTOR ELECTION PROPOSAL
Board of Directors
Our board of directors currently consists of five directors, divided among three classes. Our Class I director, whose term will expire at the annual meeting, is J. David Wargo. Mr. Wargo is nominated for election to our board to continue to serve as a Class I director, and we have been informed that Mr. Wargo is willing to continue to serve as a director of our company. The term of the Class I director who is elected at the annual meeting will expire at the annual meeting of our stockholders in the year 2021. Our Class II directors, whose term will expire at the annual meeting of our stockholders in the year 2019, are Richard R. Green and Gregory B. Maffei. Our Class III directors, whose term will expire at the annual meeting of our stockholders in the year 2020, are John C. Malone and John E. Welsh III.
If any nominee should decline election or should become unable to serve as a director of our company for any reason before election at the annual meeting, votes will be cast by the persons appointed as proxies for a substitute nominee, if any, designated by the board of directors.
The following lists the nominee for election as a director at the annual meeting and the four directors of our company whose term of office will continue after the annual meeting, and includes as to each person how long such person has been a director of our company, such person’s professional background, other public company directorships and other factors considered in the determination that such person possesses the requisite qualifications and skills to serve as a member of our board of directors. The number of shares of our common stock beneficially owned by each director is set forth in this proxy statement under the caption “Security Ownership of Certain Beneficial Owners and Management.”
Nominee for Election as Director
J. David Wargo
•
Age: 64

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A director of our company.

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Professional Background: Mr. Wargo has served as a director of our company since March 2015. Mr. Wargo is the founder of Wargo & Company, Inc., a private company specializing in investing in the communications industry, and has served as its president since 1993. Mr. Wargo is a co-founder and was a member of New Mountain Capital, LLC from 2000 to 2008. Prior to starting Wargo & Company, he was a managing director and senior analyst of The Putnam Companies from 1989 to 1992, senior vice president and a partner in Marble Arch Partners from 1985 to 1989 and senior analyst, assistant director of research and a partner in State Street Research and Management Company from 1978 to 1985.

•
Other Public Company Directorships: Mr. Wargo has served as a director of Liberty TripAdvisor Holdings, Inc. (Liberty TripAdvisor) since August 2014. Mr. Wargo has also served as a director of Liberty Global plc (LGP) since June 2013, having previously served as a director of Liberty Global, Inc. (LGI), LGP’s predecessor, from June 2005 to June 2013 and as a director of LGI’s predecessor, Liberty Media International, Inc. (LMI) from May 2004 to June 2005. He has served as a director of Vobile Group Limited since January 2018, as a director of Discovery, Inc. (Discovery), which was formerly known as Discovery Communications, Inc. (Discovery Communications), since September 2008, having previously served as a director of Discovery Communications’ predecessor, Discovery Holding Company (DHC), from May 2005 to September 2008, and as a director of Strayer Education, Inc. since March 2001.

•
Board Membership Qualifications: Mr. Wargo’s extensive background in investment analysis and management, experience as a public company board member and his particular expertise in finance and capital markets contribute to our board’s consideration of our capital structure and evaluation of investment and financial opportunities and strategies and strengthen our board’s collective qualifications, skills and attributes.

Liberty Broadband Corporation 2018 Proxy Statement | 9

Directors Whose Term Expires in 2019
Gregory B. Maffei
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Age: 57

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Chief Executive Officer, President and a director of our company.

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Professional Background: Mr. Maffei has served as a director and the President and Chief Executive Officer of our company since June 2014. Mr. Maffei has also served as the President and Chief Executive Officer and a director of GCI Liberty, Inc. (GCI Liberty) since March 2018. He has served as President and Chief Executive Officer of Liberty Media Corporation (Liberty Media) (including its predecessor) since May 2007 and Liberty TripAdvisor since July 2013. He has served as the Chairman of the Board of Qurate Retail, Inc. (Qurate), which was previously named Liberty Interactive Corporation (Liberty Interactive) (including its predecessor), since March 2018, and as a director of Qurate (including its predecessor) since November 2005. Mr. Maffei also served as the President and Chief Executive Officer of Liberty Interactive (including its predecessor) from February 2006 to March 2018, having served as its CEO-Elect from November 2005 through February 2006. Prior thereto, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation (Oracle), Chairman of the Board, President and Chief Executive Officer of 360networks Corporation (360networks), and Chief Financial Officer of Microsoft Corporation (Microsoft).

•
Other Public Company Directorships: Mr. Maffei has served as (i) a director of Liberty Media (including its predecessor) since May 2007, (ii) Chairman of the Board of Qurate since March 2018 and a director of Qurate (formerly Liberty Interactive and including its predecessor) since November 2005, (iii) Chairman of the Board of Liberty TripAdvisor since June 2015 and a director since July 2013, (iv) a director of GCI Liberty since March 2018, (v) the Chairman of the Board of TripAdvisor, Inc. since February 2013, (vi) the Chairman of the Board of Live Nation Entertainment, Inc. (Live Nation) since March 2013 and as a director since February 2011, (vii) the Chairman of the Board of Sirius XM Holdings Inc. (Sirius XM) since April 2013 and as a director since March 2009, (viii) a director of Zillow Group, Inc. since February 2015, having previously served as a director of its predecessor, Zillow, Inc., from May 2005 to February 2015, (ix) a director of Charter Communications, Inc. (Charter) since May 2013 and (x) the Chairman of the Board of Pandora Media, Inc. since September 2017. Mr. Maffei served as (i) Chairman of the Board of Starz from January 2013 until its acquisition by Lions Gate Entertainment Corp. in December 2016, (ii) a director of Barnes & Noble, Inc. from September 2011 to April 2014, (iii) a director of Electronic Arts, Inc. from June 2003 to July 2013 and (iv) a director of DIRECTV and its predecessors from February 2008 to June 2010.

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Board Membership Qualifications: Mr. Maffei brings to our board significant financial and operational experience based on his senior policy making positions at our company, Qurate (formerly Liberty Interactive and including its predecessor), GCI Liberty, Liberty Media, Liberty TripAdvisor, Oracle, 360networks and Microsoft, and his public company board experience. He provides our board with executive leadership perspective on the operations and management of large public companies and risk management principles.

Richard R. Green
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Age: 80

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A director of our company.

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Professional Background: Dr. Green has served as a director of our company since November 2014. For over 20 years, Dr. Green served as President and Chief Executive Officer of CableLabs® before retiring in December 2009. Prior to joining CableLabs®, he was a senior vice president at PBS from 1984 through 1988, and served as a director of CBS’s Advanced Television Technology Laboratory from 1980 through 1983. Dr. Green is a Professor of Engineering and Director of the Center of Technology and Innovation at the University of Denver. He also serves as a director of Jones/NCTI, a Jones Knowledge Company, which is a workforce performance solutions company for individuals and broadband companies.

•
Other Public Company Directorships: Dr. Green has served as a director of GCI Liberty since March 2018 and a director of LGP and its predecessors since December 2008. He has also served as a director of Shaw Communications, Inc., a telecommunications company based in Canada, since 2010.

10 | Liberty Broadband Corporation 2018 Proxy Statement

PROPOSAL 1—THE DIRECTOR ELECTION PROPOSAL
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Board Membership Qualifications: Dr. Green brings to the board his extensive professional and executive background and his particular knowledge and experience in the complex and rapidly changing field of technology for broadband communications services, which contributes to our company’s evaluation of technological initiatives and challenges and strengthens the board’s collective qualifications, skills and attributes.

Directors Whose Term Expires in 2020
John C. Malone
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Age: 77

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Chairman of the Board of our company.

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Professional Background: Mr. Malone has served as the Chairman of the Board of our company since November 2014. He served as Chairman of the Board of Liberty Interactive, including its predecessor, from its inception in 1994 until March 2018 and served as Liberty Interactive’s Chief Executive Officer from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of Tele-Communications, Inc. (TCI) from November 1996 until March 1999, when it was acquired by AT&T Corp., and as Chief Executive Officer of TCI from January 1994 to March 1997.

•
Other Public Company Directorships: Mr. Malone has served as (i) Chairman of the Board of GCI Liberty since March 2018, (ii) a director of Qurate (formerly Liberty Interactive and including its predecessor) since 1994 and served as Chairman of the Board of Liberty Interactive (including its predecessor) from 1994 to March 2018, (iii) Chairman of the Board of Liberty Media, including its predecessor, since August 2011 and as a director since December 2010, (iv) Chairman of the Board of Liberty Expedia Holdings, Inc. (Liberty Expedia) since November 2016, (v) the Chairman of the Board of LGP since June 2013, having previously served as Chairman of the Board of LGI, LGP’s predecessor, from June 2005 to June 2013, Chairman of the Board of LGI’s predecessor, LMI, from March 2004 to June 2005, and a director of UnitedGlobalCom, Inc., now a subsidiary of LGP, from January 2002 to June 2005, (vi) a director of Liberty Latin America Ltd. since December 2017, (vii) a director of Discovery since September 2008 and a director of Discovery Communications’ predecessor DHC from May 2005 to September 2008 and as Chairman of the Board from March 2005 to September 2008, (viii) a director of Charter since May 2013, and (ix) a director of Lions Gate Entertainment Corp. since March 2015. Previously, he served as (i) a director of Expedia, Inc. from December 2012 to December 2017, having previously served as a director from August 2005 to November 2012, (ii) the Chairman of the Board of Liberty TripAdvisor from August 2014 to June 2015, (iii) a director of Sirius XM from April 2009 to May 2013, (iv) a director of Ascent Capital Group, Inc. from January 2010 to September 2012, (v) a director of Live Nation from January 2010 to February 2011, (vi) Chairman of the Board of DIRECTV and its predecessors from February 2008 to June 2010 and (vii) a director of IAC/InterActive Corp from May 2006 to June 2010.

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Board Membership Qualifications: Mr. Malone, as President of TCI, co-founded Liberty Interactive’s former parent company and is considered one of the preeminent figures in the media and telecommunications industry. He is well known for his sophisticated problem solving and risk assessment skills.

John E. Welsh III
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Age: 67

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A director of our company.

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Professional Background: Mr. Welsh has served as a director of our company since November 2014. Mr. Welsh has served as the President of Avalon Capital Partners LLC, an investment firm, since 2002. He served as a director of CIP Management LLC from October 2000 to December 2002 and as Managing Director and Vice-Chairman of the Board of SkyTel Communications, Inc. from 1992 to 1999. Prior to 1992, Mr. Welsh was Managing Director of Investment Banking of Prudential Securities, Inc. and Co-Head of the Mergers and Acquisitions Department.

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Other Public Company Directorships: Mr. Welsh has served as a director of General Cable Corp. since 1997 and Chairman of the Board since August 2001. He previously served as a director of Spreckels Industries, Inc. and York International, Inc. from 1996 to 2000, and Integrated Electrical Services Corp. from 2006 to 2013.

Liberty Broadband Corporation 2018 Proxy Statement | 11

•
Board Membership Qualifications: Mr. Welsh brings to the board a strong financial background in investment banking and investment management and his experience as an audit committee member of Integrated Electrical Services Corp. In addition to possessing strong leadership and collaboration skills, Mr. Welsh has substantial experience involving the management and operation of technology companies. He is also an important resource with respect to the financial services firms that our company may engage from time to time.

Vote and Recommendation
A plurality of the combined voting power of the outstanding shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors at the annual meeting, voting together as a single class, is required to elect Mr. Wargo as the Class I member of our board of directors.
Our board of directors unanimously recommends a vote “FOR” the election of the nominee to our board of directors.
12 | Liberty Broadband Corporation 2018 Proxy Statement

PROPOSAL 2—THE AUDITORS RATIFICATION PROPOSAL
We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2018.
Even if the selection of KPMG LLP is ratified, the audit committee of our board of directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our audit committee determines that such a change would be advisable. In the event our stockholders fail to ratify the selection of KPMG LLP, our audit committee will consider it as a direction to select other auditors for the year ending December 31, 2018.
A representative of KPMG LLP is expected to be available to answer appropriate questions at the annual meeting and will have the opportunity to make a statement if he or she so desires.
Audit Fees and All Other Fees
The following table presents fees incurred for professional audit services rendered by KPMG LLP for the audit of our consolidated financial statements for 2017 and 2016 and fees billed for other services rendered by KPMG LLP.
	2017	2016

Audit fees	$428,000	$686,000
Audit related fees	—	—
Audit and audit related fees	428,000	686,000
Tax fees(1)	—	5,200
Total fees	$428,000	$691,200

(1)
Tax fees consist of tax compliance and consultations regarding the tax implications of certain transactions.

Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and believes that the provision of such other services is compatible with KPMG LLP maintaining its independence.
Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor
Our audit committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has approved the engagement of our independent auditor to provide the following services (all of which are collectively referred to as pre-approved services):
•
audit services as specified in the policy, including (i) financial audits of our company and our subsidiaries, (ii) services associated with registration statements, periodic reports and other documents filed or issued in connection with securities offerings (including comfort letters and consents), (iii) attestations of management reports on our internal controls and (iv) consultations with management as to accounting or disclosure treatment of transactions;

•
audit related services as specified in the policy, including (i) due diligence services, (ii) financial statement audits of employee benefit plans, (iii) consultations with management as to the accounting or disclosure treatment of transactions, (iv) attest services not required by statute or regulation, (v) certain audits incremental to the audit of our consolidated financial statements, (vi) closing balance sheet audits related to dispositions, and (vii) general assistance with implementation of the requirements of certain Securities and Exchange Commission (SEC) rules or listing standards; and

•
tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, and tax due diligence and advice regarding mergers and acquisitions.

Notwithstanding the foregoing general pre-approval, if, in the reasonable judgment of Liberty Broadband’s Chief Financial Officer or Senior Vice President and Controller, an individual project involving the provision of pre-approved services is likely to result in fees in excess of  $50,000, or if individual projects under $50,000 are likely to total $250,000 during the period between the regularly scheduled meetings of the audit committee, then such projects will require the specific pre-approval of our audit committee. Our audit committee has delegated the
Liberty Broadband Corporation 2018 Proxy Statement | 13

authority for the foregoing approvals to the chairman of the audit committee, subject to his subsequent disclosure to the entire audit committee of the granting of any such approval. John E. Welsh III currently serves as the chairman of our audit committee. In addition, the independent auditor is required to provide a report at each regularly scheduled audit committee meeting on all pre-approved services incurred during the preceding quarter. Any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee.
Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.
All services provided by our independent auditor during 2017 were approved in accordance with the terms of the policy.
Vote and Recommendation
The affirmative vote of a majority of the combined voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class, is required to approve the auditors ratification proposal.
Our board of directors unanimously recommends a vote “FOR” the auditors ratification proposal.
14 | Liberty Broadband Corporation 2018 Proxy Statement

PROPOSAL 3—THE SAY-ON-PAY PROPOSAL
We are providing our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as described below in accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act). This advisory vote is often referred to as the “say-on-pay” vote and allows our stockholders to express their views on the overall compensation paid to our named executive officers. Our company values the views of our stockholders and is committed to the efficiency and effectiveness of our company’s executive compensation program.
Our first (and most recent) advisory vote on the compensation of our named executive officers was held at our 2015 annual meeting of stockholders on June 2, 2015, at which stockholders representing a majority of our aggregate voting power present and entitled to vote on the say-on-pay proposal voted in favor of, on an advisory basis, our executive compensation as disclosed in our proxy statement for our 2015 annual meeting of stockholders. Also at this meeting, the frequency at which future advisory votes on executive compensation would be held of once every three years received the affirmative vote of a majority of the votes cast on the say-on-frequency proposal by our stockholders that were present, in person or by proxy, and entitled to vote at the 2015 annual meeting of stockholders, voting together as a single class, and our board of directors adopted this as the frequency at which future advisory votes on executive compensation would be held. We currently expect that our next advisory vote on executive compensation will be held in 2021.
We are seeking stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with applicable SEC rules, which include the disclosures under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables (including all related footnotes) and any additional narrative discussion of compensation included herein. Stockholders are encouraged to read the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement, which provides an overview of our company’s executive compensation policies and procedures.
In accordance with Section 14A of the Exchange Act, and Rule 14a-21(a) promulgated thereunder, and as a matter of good corporate governance, our board of directors is asking stockholders to approve the following advisory resolution at the 2018 annual meeting of stockholders:
RESOLVED, that the stockholders of Liberty Broadband Corporation hereby approve, on an advisory basis, the compensation paid to our company’s named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion.
Advisory Vote
Although this vote is advisory and non-binding on our board and our company, our board and the compensation committee, which are responsible for designing and administering our company’s executive compensation program, value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation policies and decisions for named executive officers.
Vote and Recommendation
This advisory resolution, which we refer to as the say-on-pay proposal, will be considered approved if it receives the affirmative vote of a majority of the combined voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.
Our board of directors unanimously recommends a vote “FOR” the approval of the say-on-pay proposal.
Liberty Broadband Corporation 2018 Proxy Statement | 15

MANAGEMENT AND GOVERNANCE MATTERS
Executive Officers
The following lists the executive officers of our company (other than Gregory B. Maffei, our President and Chief Executive Officer, who also serves as a director of our company and who is listed under “Proposals of Our Board—Proposal 1—The Director Election Proposal”), their ages and a description of their business experience, including positions held with our company.
Name	Positions
Richard N. Baer Age: 61	Mr. Baer has served as Chief Legal Officer of our company, Liberty Media, Qurate (formerly Liberty Interactive) and Liberty TripAdvisor since January 2016, Liberty Expedia since March 2016 and GCI Liberty since March 2018. He previously served as a Senior Vice President and General Counsel of our company from June 2014 to December 2015, Liberty Interactive and Liberty Media from January 2013 to December 2015 and Liberty TripAdvisor from July 2013 to December 2015. Previously, Mr. Baer served as Executive Vice President and Chief Legal Officer of UnitedHealth Group Incorporated from May 2011 to December 2012. He served as Executive Vice President and General Counsel of Qwest Communications International Inc. from December 2002 to April 2011 and Chief Administrative Officer from August 2008 to April 2011.
Albert E. Rosenthaler Age: 58	Mr. Rosenthaler has served as Chief Corporate Development Officer of our company, Qurate (formerly Liberty Interactive), Liberty Media, Liberty TripAdvisor and Liberty Expedia since October 2016 and GCI Liberty since March 2018. He previously served as Chief Tax Officer of our company, Liberty Interactive, Liberty Media and Liberty TripAdvisor from January 2016 to September 2016 and Liberty Expedia from March 2016 to September 2016. Prior to that, he served as a Senior Vice President of our company from June 2014 to December 2015, Liberty Media (including its predecessor) from May 2007 to December 2015, Liberty Interactive (including its predecessor) from April 2002 to December 2015, and Liberty TripAdvisor from July 2013 to December 2015.
Mark D. Carleton Age: 57	Mr. Carleton has served as Chief Financial Officer of our company, Qurate (formerly Liberty Interactive) and Liberty Media since October 2016. He has also served as Chief Financial Officer and Treasurer of GCI Liberty since March 2018. He previously served as Chief Development Officer of our company, Liberty Interactive, Liberty Media and Liberty TripAdvisor from January 2016 to September 2016. Prior to that time, he served as a Senior Vice President of our company from October 2014 to December 2015, Liberty Interactive from November 2014 to December 2015 and Liberty Media from January 2013 to December 2015, and as a Senior Vice President of predecessors of Liberty Media from December 2003 to January 2013. Prior to that time, Mr. Carleton served as a partner at KPMG LLP, where he had overall responsibility for the communications sector and served on KPMG’s board of directors.
Our executive officers will serve in such capacities until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family relationship between any of our executive officers or directors, by blood, marriage or adoption.
During the past ten years, none of our directors or executive officers has had any involvement in such legal proceedings as would be material to an evaluation of his ability or integrity.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16 forms they file.
16 | Liberty Broadband Corporation 2018 Proxy Statement

MANAGEMENT AND GOVERNANCE MATTERS
Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to us during our most recent fiscal year and written representations made to us by our executive officers and directors, we believe that, during the year ended December 31, 2017, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were met.
Code of Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, directors and officers, which constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act. Our code of business conduct and ethics is available on our website at www.libertybroadband.com.
Director Independence
It is our policy that a majority of the members of our board of directors be independent of our management. For a director to be deemed independent, our board of directors must affirmatively determine that the director has no direct or indirect material relationship with us. To assist our board of directors in determining which of our directors qualify as independent for purposes of Nasdaq rules as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our board of directors follows Nasdaq’s corporate governance rules on the criteria for director independence.
Our board of directors has determined that each of Richard R. Green, J. David Wargo and John E. Welsh III qualifies as an independent director of our company.
Board Composition
As described above under “Proposals of Our Board—Proposal 1—The Director Election Proposal,” our board is comprised of directors with a broad range of backgrounds and skill sets, including in media and telecommunications, science and technology, venture capital, investment banking, auditing and financial engineering. For more information on our policies with respect to board candidates, see “—Committees of the Board of Directors—Nominating and Corporate Governance Committee” below.
Board Leadership Structure
Our board has separated the positions of Chairman of the Board and Chief Executive Officer (principal executive officer). John C. Malone, one of our largest stockholders, holds the position of Chairman of the Board, leads our board and board meetings and provides strategic guidance to our Chief Executive Officer. Gregory B. Maffei, our President, holds the position of Chief Executive Officer, leads our management team and is responsible for driving the performance of our company. We believe this division of responsibility effectively assists our board in fulfilling its duties.
Board Role in Risk Oversight
The board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant board committees. Our audit committee oversees management of financial risks and risks relating to potential conflicts of interest. Our compensation committee oversees the management of risks relating to our compensation arrangements with senior officers. Our nominating and corporate governance committee oversees risks associated with the independence of the board. These committees then provide reports periodically to the full board. The oversight responsibility of the board and its committees is enabled by management reporting processes that are designed to provide visibility to the board about the identification, assessment and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, legal and compliance, and other risks. Our management reporting processes include regular reports from Mr. Maffei, which are prepared with input from our senior management team, and also include input from our Internal Audit group.
Liberty Broadband Corporation 2018 Proxy Statement | 17

Committees of the Board of Directors
Executive Committee
Our board of directors has established an executive committee, whose members are John C. Malone and Gregory B. Maffei. Except as specifically prohibited by the General Corporation Law of the State of Delaware, the executive committee may exercise all the powers and authority of our board of directors in the management of our business and affairs, including the power and authority to authorize the issuance of shares of our capital stock.
Compensation Committee
Our board of directors has established a compensation committee, whose chairman is J. David Wargo and whose other members are Richard R. Green and John E. Welsh III. See “—Director Independence” above.
In November 2014, the spin-off of our company (formerly a wholly-owned subsidiary of Liberty Media) from Liberty Media was completed (the Broadband Spin-Off). In connection with the Broadband Spin-Off, we entered into a Services Agreement, dated November 4, 2014, with Liberty Media (the services agreement), pursuant to which Liberty Media provides us with administrative, executive and management services. The compensation committee evaluates the services fee under the services agreement on at least an annual basis. In addition, the compensation committee may approve incentive awards or other forms of compensation to employees of Liberty Media who are providing services to our company, which employees include our executive officers. However, the compensation committee determined not to grant such compensation for 2017.
If we engage a chief executive officer, chief financial officer, chief legal officer, chief tax officer or chief corporate development officer to perform services for our company outside the services agreement, the compensation committee will review and approve corporate goals and objectives relevant to the compensation of any such person. The compensation committee also oversees the compensation of the chief executive officers of our non-public operating subsidiaries. For a description of our current processes and policies for consideration and determination of executive compensation, including the role of our Chief Executive Officer in determining or recommending amounts and/or forms of compensation, see “Executive Compensation—Compensation Discussion and Analysis.”
Our board of directors has adopted a written charter for the compensation committee, which is available on our website at www.libertybroadband.com.
Compensation Committee Report
The compensation committee has reviewed and discussed with our management the “Compensation Discussion and Analysis” included under “Executive Compensation” below. Based on such review and discussions, the compensation committee recommended to our board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement.
Submitted by the Members of the Compensation Committee

J. David Wargo
Richard R. Green
John E. Welsh III
18 | Liberty Broadband Corporation 2018 Proxy Statement

MANAGEMENT AND GOVERNANCE MATTERS
Compensation Committee Interlocks and Insider Participation
No member of our compensation committee during 2017 is or has been an officer or employee of our company, or has engaged in any related party transaction in which our company was a participant.
Nominating and Corporate Governance Committee
Our board of directors has established a nominating and corporate governance committee, whose chairman is Richard R. Green and whose other members are J. David Wargo and John E. Welsh III. See “—Director Independence” above.
The nominating and corporate governance committee identifies individuals qualified to become board members consistent with criteria established or approved by our board of directors from time to time, identifies director nominees for upcoming annual meetings, develops corporate governance guidelines applicable to our company and oversees the evaluation of our board and management.
The nominating and corporate governance committee will consider candidates for director recommended by any stockholder provided that such recommendations are properly submitted. Eligible stockholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Corporate Secretary, Liberty Broadband Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. Stockholder recommendations must be made in accordance with our bylaws, as discussed under “Stockholder Proposals” below, and contain the following information:
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the name and address of the proposing stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and documentation indicating the number of shares of our common stock owned beneficially and of record by such person and the holder or holders of record of those shares, together with a statement that the proposing stockholder is recommending a candidate for nomination as a director;

•
the candidate’s name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate’s qualifications, as described below;

•
a statement detailing any relationship, arrangement or understanding between the proposing stockholder and/or beneficial owner(s), if different, and any other person(s) (including their names) under which the proposing stockholder is making the nomination and any affiliates or associates (as defined in Rule 12b-2 of the Exchange Act) of such proposing stockholder(s) or beneficial owner (each a Proposing Person);

•
a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our board of directors;

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any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

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a representation as to whether the Proposing Person intends (or is part of a group that intends) to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

•
a representation by each Proposing Person who is a holder of record of our common stock as to whether the notice is being given on behalf of the holder of record and/or one or more beneficial owners, the number of shares held by any beneficial owner along with evidence of such beneficial ownership and that such holder of record is entitled to vote at the annual stockholders meeting and intends to appear in person or by proxy at the annual stockholders meeting at which the person named in such notice is to stand for election;

•
a written consent of the candidate to be named in the proxy statement and to serve as a director, if nominated and elected;

•
a representation as to whether the Proposing Person has received any financial assistance, funding or other consideration from any other person regarding the nomination (a Stockholder Associated Person) (including the details of such assistance, funding or consideration); and

Liberty Broadband Corporation 2018 Proxy Statement | 19

•
a representation as to whether and the extent to which any hedging, derivative or other transaction has been entered into with respect to our company within the last six months by, or is in effect with respect to, the Proposing Person, any person to be nominated by the proposing stockholder or any Stockholder Associated Person, the effect or intent of which transaction is to mitigate loss to or manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Proposing Person, its nominee, or any such Stockholder Associated Person.

In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing stockholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.
To be nominated to serve as a director, a nominee need not meet any specific minimum criteria. However, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity, values and judgment and should be committed to the long-term interests of our stockholders. When evaluating a potential director nominee, including one recommended by a stockholder, the nominating and corporate governance committee will take into account a number of factors, including, but not limited to, the following:
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independence from management;

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his or her unique background, including education, professional experience and relevant skill sets;

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judgment, skill, integrity and reputation;

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existing commitments to other businesses as a director, executive or owner;

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personal conflicts of interest, if any; and

•
the size and composition of the existing board of directors, including whether the potential director nominee would positively impact the composition of the board by bringing a new perspective or viewpoint to the board of directors.

The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The nominating and corporate governance committee does not have a formal policy with respect to diversity; however, our board and the nominating and corporate governance committee believe that it is important that our board members represent diverse viewpoints.
When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, stockholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to our board of directors, it may recommend to the full board that candidate’s nomination and election.
Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the nominating and corporate governance committee will consider the director’s past attendance at, and participation in, meetings of the board of directors and its committees and the director’s formal and informal contributions to the various activities conducted by the board and the board committees of which such individual is a member.
The members of our nominating and corporate governance committee have determined that Mr. Wargo, who is nominated for election at the annual meeting, continues to be qualified to serve as a director of our company and such nomination was approved by the entire board of directors.
Our board of directors has adopted a written charter for the nominating and corporate governance committee. Our board of directors has also adopted corporate governance guidelines, which were developed by the nominating and corporate governance committee. The charter and the corporate governance guidelines are available on our website at www.libertybroadband.com.
Audit Committee
Our board of directors has established an audit committee, whose chairman is John E. Welsh III and whose other members are Richard R. Green and J. David Wargo. See “—Director Independence” above.
20 | Liberty Broadband Corporation 2018 Proxy Statement

MANAGEMENT AND GOVERNANCE MATTERS
Our board of directors has determined that Mr. Welsh is our company’s “audit committee financial expert” under applicable SEC rules and regulations. The audit committee reviews and monitors the corporate financial reporting and the internal and external audits of our company. The committee’s functions include, among other things:
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appointing or replacing our independent auditors;

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reviewing and approving in advance the scope and the fees of our annual audit and reviewing the results of our audits with our independent auditors;

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reviewing and approving in advance the scope and the fees of non-audit services of our independent auditors;

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reviewing compliance with and the adequacy of our existing major accounting and financial reporting policies;

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reviewing our management’s procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices;

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confirming compliance with applicable SEC and stock exchange rules; and

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preparing a report for our annual proxy statement.

Our board of directors has adopted a written charter for the audit committee, which is available on our website at www.libertybroadband.com.
Audit Committee Report
Each member of the audit committee is an independent director as determined by our board of directors, based on the listing standards of Nasdaq. Each member of the audit committee also satisfies the SEC’s independence requirements for members of audit committees. Our board of directors has determined that Mr. Welsh is an “audit committee financial expert” under applicable SEC rules and regulations.
The audit committee reviews our financial reporting process on behalf of our board of directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. Our independent auditor, KPMG LLP, is responsible for expressing opinions on the conformity of our audited consolidated financial statements with U.S. generally accepted accounting principles. Our independent auditor also expresses its opinion as to the effectiveness of our internal control over financial reporting.
Our audit committee has reviewed and discussed with management and KPMG LLP our most recent audited consolidated financial statements, as well as management’s assessment of the effectiveness of our internal control over financial reporting and KPMG LLP’s evaluation of the effectiveness of our internal control over financial reporting. Our audit committee has also discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, including that firm’s judgment about the quality of our accounting principles, as applied in its financial reporting.
KPMG LLP has provided our audit committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the audit committee concerning independence, and the audit committee has discussed with KPMG LLP that firm’s independence from the company and its subsidiaries.
Based on the reviews, discussions and other considerations referred to above, our audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 (the 2017 Form 10-K), which was filed on February 9, 2018 with the SEC.
Submitted by the Members of the Audit Committee
John E. Welsh III
Richard R. Green
J. David Wargo
Other
Our board of directors, by resolution, may from time to time establish other committees of our board of directors, consisting of one or more of our directors. Any committee so established will have the powers delegated to it by resolution of our board of directors, subject to applicable law.
Liberty Broadband Corporation 2018 Proxy Statement | 21

Board Meetings
During 2017, there were four meetings of our full board of directors, no meetings of our executive committee, three meetings of our compensation committee, one meeting of our nominating and corporate governance committee and five meetings of our audit committee.
Director Attendance at Annual Meetings
Our board of directors encourages all members of the board to attend the 2018 annual meeting of our stockholders and to attend future annual meetings of our stockholders. All of our five directors attended our 2017 annual meeting of stockholders.
Stockholder Communication with Directors
Our stockholders may send communications to our board of directors or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Liberty Broadband Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. All such communications from stockholders will be forwarded to our directors on a timely basis.
Executive Sessions
In 2017, the independent directors of our company, then serving, met at three executive sessions without management participation.
Any interested party who has a concern regarding any matter that it wishes to have addressed by our independent directors, as a group, at an upcoming executive session may send its concern in writing addressed to Independent Directors of Liberty Broadband Corporation, c/o Liberty Broadband Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. The current independent directors of our company are Richard R. Green, J. David Wargo and John E. Welsh III.
22 | Liberty Broadband Corporation 2018 Proxy Statement

EXECUTIVE COMPENSATION
This section sets forth information relating to, and an analysis and discussion of, compensation paid by our company to the following persons (who we collectively refer to as our named executive officers):
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Gregory B. Maffei, our Chief Executive Officer and President; and

•
Mark D. Carleton, our Chief Financial Officer.

Pursuant to the services agreement (as described below), employees of Liberty Media perform management services for our company for a monthly fee, which is reviewed quarterly by the audit committees of our company and Liberty Media. As described above, our executive officers are comprised of Messrs. Maffei, Baer, Carleton and Rosenthaler, each of whom is an employee of Liberty Media and provides executive services to our company under the services agreement. Our executive officers are not separately compensated by our company other than with respect to any equity awards relating to our common stock that our compensation committee may determine to grant. Our named executive officers did not receive any equity awards relating to our common stock in 2017. Because we did not pay any cash compensation or grant any equity awards to Messrs. Baer and Rosenthaler with respect to 2017, Messrs. Baer and Rosenthaler are not considered “named executive officers” of our company for purposes of the Exchange Act and the rules adopted by the SEC.
Compensation Discussion and Analysis
Compensation Overview
Services Agreement
In connection with the Broadband Spin-Off, we entered into the services agreement with Liberty Media in November 2014, pursuant to which Liberty Media provides to our company certain administrative and management services, and we pay Liberty Media a monthly management fee, the amount of which is subject to semi-annual review (and at least an annual review by our compensation committee). As a result, employees, including our named executive officers, who provide services to our company pursuant to the services agreement, are not separately compensated by our company other than with respect to equity awards with respect to our common stock. For the year ended December 31, 2017, we accrued management fees payable to Liberty Media under the services agreement of  $3.26 million.
Role of Chief Executive Officer in Compensation Decisions; Setting Executive Compensation
Mr. Maffei did not have any role in making compensation decisions for the year ended December 31, 2017.
Prospectively, Mr. Maffei may make recommendations with respect to any equity compensation to be awarded to our executive officers. As a result of the management fee paid to Liberty Media, the compensation committee does not expect to provide any cash compensation to the executive officers, rather it may determine to separately compensate the executive officers with equity incentive compensation. It is expected that our Chief Executive Officer, in making any related recommendations to our compensation committee, will evaluate the performance and contributions of each of our executive officers, given his respective area of responsibility, and, in doing so, will consider various qualitative factors such as:
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the executive officer’s experience and overall effectiveness;

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the executive officer’s performance;

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the responsibilities of the executive officer, including any changes to those responsibilities over the year; and

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the executive officer’s demonstrated leadership and management ability.

At the 2015 annual stockholder meeting, stockholders representing a majority of the aggregate voting power of Liberty Broadband present and entitled to vote on its say-on-pay proposal voted in favor of, on an advisory basis, Liberty Broadband’s executive compensation, as disclosed in our proxy statement for the 2015 annual meeting of stockholders. No material changes were implemented to our executive compensation program as a result of this vote. In addition, at the 2015 annual meeting of stockholders, stockholders elected to hold a say-on-pay vote every three years.
Liberty Broadband Corporation 2018 Proxy Statement | 23

Equity Incentive Compensation
None of our executive officers, including our named executive officers, received any equity incentive compensation from our company during 2017. The equity awards held by our named executive officers and reported below in “—Outstanding Equity Awards at Fiscal Year-End” (other than the stock options granted to Mr. Maffei in 2014 after the Broadband Spin-Off and the restricted stock awards granted to our named executive officers after the completion of our rights offering in January 2015) were issued as a result of the anti-dilution adjustments applied to their outstanding equity awards relating to Liberty Media common stock at the time of the completion of the Broadband Spin-Off, including their outstanding multi-year grants described below.
Consistent with our compensation philosophy, our compensation committee believes in aligning the interests of the named executive officers with those of our stockholders and may grant awards of stock-based incentive compensation in the future to further align their interests. This will ensure that our executives have a continuing stake in our long-term success.
The Liberty Broadband Corporation 2014 Omnibus Incentive Plan (Amended and Restated as of March 11, 2015), as amended (the incentive plan), provides for the grant of a variety of incentive awards, including stock options, restricted shares, restricted stock units, stock appreciation rights and performance awards. Our compensation committee has a preference for grants of stock options and awards of restricted stock or restricted stock units (as compared with other types of available awards under the incentive plan) based on the belief that they better promote retention of key employees through the continuing, long-term nature of an equity investment. It is the policy of our compensation committee that stock options be awarded with an exercise price equal to fair market value on the date of grant, typically measured by reference to the closing price on the grant date.
Prior to the Broadband Spin-Off, the Liberty Media compensation committee (and, prior to September 2011 when Liberty Media’s former parent company was split-off from its former parent company, Liberty Interactive, the Liberty Interactive compensation committee) determined to make larger grants (equaling approximately four to five years’ value of the annual grants made in years prior to 2009) that vest between four and five years after grant, rather than making annual grants over the same period. These multi-year stock option grants provide for back-end weighted vesting and generally expire seven to ten years after grant to encourage executives to remain with the company over the long-term and to better align their interests with those of the stockholders. In that regard, multi-year awards were granted to our executive officers prior to 2014, including to our named executive officers, and, accordingly, the multi-year awards were adjusted in connection with the Broadband Spin-Off pursuant to the anti-dilution provisions of the incentive plans under which they were granted.
Policy on Restatements
In those instances where we grant equity-based incentive compensation, we expect to include in the related agreement with the executive a right, in favor of our company, to require the executive to repay or return to the company any cash, stock or other incentive compensation (including proceeds from the disposition of shares received upon exercise of options or stock appreciation rights). That right will arise if  (1) a material restatement of any of our financial statements is required and (2) in the reasonable judgment of our compensation committee, (A) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (B) such noncompliance is a result of misconduct on the part of the executive. In determining the amount of such repayment or return, our compensation committee may take into account, among other factors it deems relevant, the extent to which the market value of the applicable series of our common stock was affected by the errors giving rise to the restatement. The cash, stock or other compensation that we may require the executive to repay or return must have been received by the executive during the 12-month period beginning on the date of the first public issuance or the filing with the SEC, whichever occurs earlier, of the financial statement requiring restatement. The compensation required to be repaid or returned will include (1) cash or company stock received by the executive (A) upon the exercise during that 12-month period of any stock appreciation right held by the executive or (B) upon the payment during that 12-month period of any incentive compensation, the value of which is determined by reference to the value of company stock, and (2) any proceeds received by the executive from the disposition during that 12-month period of company stock received by the executive upon the exercise, vesting or payment during that 12-month period of any award of equity-based incentive compensation.
24 | Liberty Broadband Corporation 2018 Proxy Statement

Summary Compensation Table
Name and Principal Position (as of 12/31/17)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gregory B. Maffei President and Chief Executive Officer	2017	—	—	—	—	—	—	—	—
	2016	—	—	—	—	—	—	—	—
	2015	—	—	2,310,814	—	—	—	—	2,310,814
Mark D. Carleton(2) Chief Financial Officer	2017	—	—	—	—	—	—	—	—
	2016	—	—	—	—	—	—	—	—
	2015	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
(1)
Reflects the grant date fair value of restricted stock awarded to Mr. Maffei in 2015, which has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 9 to our consolidated financial statements for the year ended December 31, 2017 (which are included in our 2017 Form 10-K).

(2)
Mr. Carleton was a named executive officer of our company for the first time with respect to 2016 and his compensation for 2015 has been omitted in reliance upon the SEC’s interpretive guidance.

Executive Compensation Arrangements
Gregory B. Maffei
Option Grant
On December 17, 2014, Mr. Maffei received a one-time grant of 1,500,000 options to purchase shares of LBRDK at an exercise price of  $48.10 per share (the 2014 Options). One-half of the 2014 Options will vest on the fourth anniversary of the grant date with the remaining 2014 Options vesting on the fifth anniversary of the grant date, in each case, subject to Mr. Maffei being employed on the applicable vesting date. The 2014 Options have a term of ten years. Pursuant to the services agreement, as an employee of Liberty Media, Mr. Maffei provides services to our company and is not separately compensated by our company other than with respect to equity awards with respect to our common stock.
Upon a “change in control” (as defined in the award agreement relating to the 2014 Options) prior to Mr. Maffei’s termination or in the event of Mr. Maffei’s termination for death or disability, all of his unvested 2014 Options will become exercisable. If Mr. Maffei is terminated by our company for “cause” (as such term is defined in the award agreement relating to the 2014 Options), all of his unvested 2014 Options will terminate. If Mr. Maffei is terminated by our company without “cause” or if he terminates his employment for “good reason” (as such term is defined in the award agreement relating to the 2014 Options), then each unvested tranche of 2014 Options will vest pro rata based on the number of days in the vesting period for such tranche elapsed since the grant date plus 548 calendar days; however, in the event (i) all members of the “Malone Group” (as such term is defined in the award agreement relating to the 2014 Options) cease to beneficially own our company’s securities representing at least 20% of our voting power, (ii) within 90 to 210 days of clause (i) Mr. Maffei’s employment is terminated by our company without cause or by Mr. Maffei for good reason and (iii) at the time of clause (i) Mr. Maffei does not beneficially own our company’s securities representing at least 20% of our voting power, then all unvested 2014 Options will vest in full as of the date of Mr. Maffei’s termination. In no event will the vesting of the 2014 Options accelerate upon Mr. Maffei’s voluntary termination of his employment with our company without good reason. In addition, in no event will the vesting of the 2014 Options accelerate upon termination of Mr. Maffei’s employment for any reason with Liberty Media. In the event of a change in control prior to Mr. Maffei’s termination, all of the 2014 Options will remain exercisable until the end of the term. If Mr. Maffei is terminated for cause prior to December 31, 2019 (without a prior change in control occurring), then all vested 2014 Options will expire on the 90th day following such termination. In all other events of termination or if Mr. Maffei has not been terminated prior to December 31, 2019, all vested 2014 Options will expire at the end of the term.
Equity Incentive Plans
The incentive plan is designed to provide additional remuneration to officers, employees, nonemployee directors and independent contractors for service to our company and to encourage those persons’ investment in our company. Non-qualified stock options, SARs, restricted shares, restricted stock units, cash awards, performance
Liberty Broadband Corporation 2017 Proxy Statement | 25

awards or any combination of the foregoing may be granted under the incentive plan (collectively, awards). The maximum number of shares of our common stock with respect to which awards may be granted is 8,400,000, subject to anti-dilution and other adjustment provisions of the incentive plan. With limited exceptions, under the incentive plan, no person may be granted in any calendar year awards covering more than 2,000,000 shares of our common stock, subject to anti-dilution and other adjustment provisions of the incentive plan. In addition, no person may receive payment for cash awards during any calendar year in excess of  $10 million and no nonemployee director may be granted during any calendar year awards having a value (as determined on the grant date of such award) in excess of  $3 million. Shares of our common stock issuable pursuant to awards will be made available from either authorized but unissued shares or shares that have been issued but reacquired by our company. The incentive plan is administered by the compensation committee with regard to all awards granted under the incentive plan (other than awards granted to the nonemployee directors), and the compensation committee has full power and authority to determine the terms and conditions of such awards. The incentive plan is administered by the full board of directors with regard to all awards granted under the incentive plan to nonemployee directors, and the full board of directors has full power and authority to determine the terms and conditions of such awards.
In connection with the Broadband Spin-Off, new equity incentive awards with respect to our common stock (new Broadband awards) were issued in connection with adjustments made to outstanding equity incentive awards with respect to shares of Liberty Media common stock which had been granted to various directors, officers and employees and consultants of Liberty Media and certain of its subsidiaries pursuant to the various stock incentive plans administered by the Liberty Media board of directors or the compensation committee thereof. These new Broadband awards were issued pursuant to the Liberty Broadband Corporation Transitional Stock Adjustment Plan (the transitional plan), which governs the terms and conditions of the new Broadband awards but cannot be used to make any additional grants following the Broadband Spin-Off.
Pay Ratio Information
We are providing the following information about the relationship of the median annual total compensation of our employees and the total compensation of Mr. Maffei, our chief executive officer on December 31, 2017, pursuant to the SEC’s pay ratio disclosure rules set forth in Item 402(u) of Regulation S-K. We believe our pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s pay ratio disclosure rules. However, because these rules provide flexibility in determining the methodology, assumptions and estimates used to determine pay ratios and the fact that workforce composition issues differ significantly between companies, our pay ratio may not be comparable to the pay ratios reported by other companies.
To identify our median employee, we first determined our employee population as of December 31, 2017, which consisted of employees located in the U.S. representing all full-time, part-time, seasonal and temporary employees employed by our company and our consolidated subsidiary, Skyhook Holding, Inc. on that date. Using information from our payroll records and Form W-2s, we then measured each employee’s gross wages for calendar year 2017, consisting of base salary, commissions, actual bonus payments, long-term incentive cash payments, if any, realized equity award value and taxable fringe benefits. We did not annualize the compensation of employees who were new hires or took a leave of absence in 2017. Also, we did not annualize the compensation of our temporary or seasonal employees. In addition, we did not make any cost-of-living adjustments to the gross wages information.
Once we identified our median employee, we then determined that employee’s total compensation, including any perquisites and other benefits, in the same manner that we determined the total compensation of our named executive officers for purposes of the Summary Compensation Table above. The ratio of our chief executive officer’s total annual compensation to that of the median employee was as follows:
Chief Executive Officer Total Annual Compensation	$0
Median Employee Total Annual Compensation	$168,720
Ratio of Chief Executive Officer to Median Employee Total Annual Compensation	0:1
26 | Liberty Broadband Corporation 2017 Proxy Statement

Grants of Plan-Based Awards
No plan-based incentive awards were granted during the year ended December 31, 2017 to the named executive officers.
Outstanding Equity Awards at Fiscal Year-End
The following table contains information regarding unexercised options which were outstanding as of December 31, 2017 and held by the named executive officers. Our named executive officers did not have any unvested stock awards as of December 31, 2017.
	Option awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option exercise price ($)	Option expiration date
Gregory B. Maffei
Option Awards
LBRDA	290,395	—	33.12	12/17/2019
LBRDK	586,838	—	33.11	12/17/2019
LBRDK	—	1,500,000(1)	48.10	12/17/2024
Mark D. Carleton
Option Awards
LBRDA	18,248	—	33.12	03/19/2020
LBRDK	36,878	—	33.11	03/19/2020
(1)
Vests 50% on December 17, 2018 and 50% on December 17, 2019.

Option Exercises and Stock Vested
Our named executive officers did not exercise any options to purchase shares of our common stock during 2017. In addition, none of our named executive officers held stock awards relating to our common stock that vested during 2017.
Liberty Broadband Corporation 2018 Proxy Statement | 27

Potential Payments Upon Termination or Change-in-Control
The following table sets forth the potential payments to our named executive officers if their employment with our company had terminated or a change in control had occurred, in each case, as of December 29, 2017, which was the last business day of our last completed fiscal year. In the event of such a termination or change in control, the actual amounts may be different due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time.
The amounts provided in the tables are based on the closing market prices on December 29, 2017 for our Series A common stock and Series C common stock, which were $85.05 and $85.16, respectively. The value of the options shown in the table is based on the spread between the exercise price of the award and the applicable closing market price.
The circumstances giving rise to these potential payments and a brief summary of the provisions governing their payout are described below and in the footnotes to the table (other than those described under “—Executive Compensation Arrangements,” which are incorporated by reference herein):
Voluntary Termination
Each of the named executive officers holds equity awards that were issued under the transitional plan and Mr. Maffei holds the 2014 Options which were issued under the incentive plan. Under these plans and the related award agreements, in the event of a voluntary termination of his employment with our company for any reason, each named executive officer would only have a right to the equity grants that vested prior to his termination date. Our named executive officers are not entitled to any severance payments or other benefits upon a voluntary termination of his employment for any reason. The foregoing discussion assumes that the named executive officers voluntarily terminated his respective employment without good reason. See “—Termination Without Cause or for Good Reason” below for a discussion of potential payments and benefits upon a named executive officer’s voluntary termination of his employment for good reason.
Termination for Cause
All outstanding equity grants constituting options, whether unvested or vested but not yet exercised, under the existing incentive plans would be forfeited by any named executive officer (other than Mr. Maffei in the case of equity grants constituting vested options or similar rights) who is terminated for “cause.” Unless there is a different definition in the applicable award agreement, both the transitional plan (which governs the awards other than the 2014 Options) and the incentive plan define “cause” as insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity; provided that, if such termination is within 12 months after a change in control (as described below), “cause” means a felony conviction for fraud, misappropriation or embezzlement. With respect to Mr. Maffei’s equity grants, including the 2014 Options, “cause,” as defined in the award agreement, means (i) Mr. Maffei’s willful failure to follow the lawful instructions of the board of directors of our company; (ii) the commission by Mr. Maffei of any fraud, misappropriation or misconduct that causes demonstrable material injury to our company or its subsidiaries; (iii) Mr. Maffei’s conviction of, or plea of guilty or nolo contendere to, a felony; or (iv) Mr. Maffei’s failure to comply in any material respect with any written agreement between him and our company or any of our subsidiaries if such failure causes demonstrable material injury to our company or any of our subsidiaries, except that Mr. Maffei is entitled to certain procedural and cure rights relating to a termination for cause, except in the case of a termination for cause based on a felony conviction. Mr. Maffei has certain continuing rights under his award agreements, including for his 2014 Options, to exercise vested options following a termination for “cause.” See “—Executive Compensation Arrangements.”
Termination Without Cause or for Good Reason
Pursuant to the award agreement for the 2014 Options, Mr. Maffei’s 2014 Options are subject to acceleration upon a termination of his employment without cause or for good reason. See “—Executive Compensation Arrangements—Gregory B. Maffei” above for additional entitlements. Mr. Maffei is not entitled to any severance pay or other benefits upon a termination without cause or for good reason.
Mr. Carleton did not have any unvested equity awards at December 29, 2017, and he is not entitled to any severance pay or other benefits upon a termination without cause.
28 | Liberty Broadband Corporation 2018 Proxy Statement

EXECUTIVE COMPENSATION
Death
In the event of death of any of the named executive officers, the incentive plans and applicable award agreements provide for vesting in full of any outstanding options. See “—Executive Compensation Arrangements” above. None of the named executive officers is entitled to any severance pay or other benefits upon a termination due to death.
Disability
If the employment of any of the named executive officers is terminated due to disability, which is defined in the incentive plans or applicable award agreements, such plans or agreements provide for vesting in full of any outstanding options. See “—Executive Compensation Arrangements” above. None of the named executive officers is entitled to any severance pay or other benefits upon a termination due to disability.
Change in Control
In case of a change in control, the incentive plans provide for vesting in full of any outstanding options held by the named executive officers. A change in control is generally defined as:
•
The acquisition by a non-exempt person (as defined in the incentive plans) of beneficial ownership of at least 20% of the combined voting power of the then outstanding shares of our company ordinarily having the right to vote in the election of directors, other than pursuant to a transaction approved by our board of directors.

•
The individuals constituting our board of directors over any two consecutive years cease to constitute at least a majority of the board, subject to certain exceptions that permit the board to approve new members by approval of at least two-thirds of the remaining directors.

•
Any merger, consolidation or binding share exchange that causes the persons who were common stockholders of our company immediately prior thereto to lose their proportionate interest in the common stock or voting power of the successor or to have less than a majority of the combined voting power of the then outstanding shares ordinarily having the right to vote in the election of directors, the sale of substantially all of the assets of the company or the dissolution of the company.

In the case of a change in control described in the last bullet point, our compensation committee may determine not to accelerate the existing equity awards of the named executive officers if equivalent awards will be substituted for the existing awards, except that Mr. Maffei’s awards may also be subject to acceleration upon a change in control, including of the type described in the last bullet point, pursuant to the terms of the award agreement for his 2014 Options. See “—Executive Compensation Arrangements—Gregory B. Maffei” above. For purposes of the tabular presentation below, we have assumed no such determination was made.
Benefits Payable Upon Termination or Change in Control
Name	Voluntary Termination Without Good Reason ($)	Termination for Cause ($)	Termination Without Cause or for Good Reason ($)	Death ($)	Disability ($)	After a Change in Control ($)

Gregory B. Maffei
Options	45,625,130(1)	45,625,130(1)	98,627,425(2)	101,215,130(3)	101,215,130(3)	101,215,130(3)
Total	45,625,130	45,625,130	98,627,425	101,215,130	101,215,130	101,215,130
Mark D. Carleton
Options	2,867,119(1)	—	2,867,119(1)	2,867,119(1)	2,867,119(1)	2,867,119(1)
Total	2,867,119	—	2,867,119	2,867,119	2,867,119	2,867,119

(1)
Based on the number of vested options held by each named executive officer as of December 29, 2017. For more information, see the “Outstanding Equity Awards at Fiscal Year-End” table above.

(2)
Based on (i) the number of vested options held by Mr. Maffei at December 29, 2017 and (ii) the number of unvested options held by Mr. Maffei at December 29, 2017 that would vest pursuant to the forward-vesting provisions of his award agreements if he were terminated without cause or for good reason as of December 29, 2017. See “—Executive Compensation Arrangements—Gregory B. Maffei” above and the “Outstanding Equity Awards at Fiscal Year-End” table above.

(3)
Based on (i) the number of vested options held by Mr. Maffei and (ii) the number of unvested options held by Mr. Maffei, in each case at December 29, 2017. For more information, see the “Outstanding Equity Awards at Fiscal Year-End” table above.

Liberty Broadband Corporation 2018 Proxy Statement | 29

DIRECTOR COMPENSATION
Nonemployee Directors
Director Fees
Each of our directors who is not an employee of, or service provider to, our company is paid an annual fee of $153,000 (which we refer to as the director fee) for 2018 ($150,000 for 2017), of which fee each director was permitted to elect to receive 50%, 75% or 100% of such director fee in RSUs or options to purchase LBRDK, which will vest one year from the date of grant, with the remainder payable in cash. The awards issued to our directors with respect to their service on our board in 2017 were issued in December 2016. See “—Director Option Grants” below for information on the equity awards granted in 2017 to the nonemployee directors with respect to service on our board in 2018. Fees for service on our audit committee, compensation committee and nominating and corporate governance committee are the same for 2017 and 2018, with each member thereof receiving an additional annual fee of  $15,000, $10,000 and $10,000, respectively, for his participation on each such committee, except that the chairman of each such committee instead receives an additional annual fee of  $25,000, $15,000 and $15,000, respectively, for his participation on that committee. The cash portion of the director fees and the fees for participation on committees are payable quarterly in arrears.
Management of our company requested Mercer to conduct a market study of nonemployee director compensation in December 2017. In preparing the study, Mercer reviewed the nonemployee director compensation paid at companies that compete in the same markets as our company’s operating assets. Also, because of our company’s structure, Mercer reviewed director compensation paid at private equity companies. Mercer reviewed the structure and amounts paid at these companies and made comments regarding the ratio of cash compensation to equity compensation, as well as the total compensation that should be paid. After reviewing the report, the board determined to maintain the current pay structure.
Equity Incentive Plans
As discussed above, awards granted to our nonemployee directors under the incentive plan are currently administered by our full board of directors. Our board of directors has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The incentive plan is designed to provide additional remuneration to our nonemployee directors and independent contractors, among others, and to encourage their investment in our capital stock, thereby increasing their proprietary interest in our business. Our board of directors may grant non-qualified stock options, SARs, restricted shares, restricted stock units, cash awards, performance awards or any combination of the foregoing under the incentive plan.
As described above, in connection with the Broadband Spin-Off, our company’s board of directors adopted the transitional plan, which governs the terms and conditions of awards issued in the Broadband Spin-Off in connection with adjustments made to awards previously granted by Liberty Media with respect to its common stock.
Director Option Grants
Pursuant to our director compensation policy described above and the incentive plan, on December 13, 2017, Messrs. Green and Wargo were each granted options to purchase 6,479 LBRDK shares, and Mr. Welsh was granted options to purchase 3,239 LBRDK shares, at an exercise price equal to $85.34, which was the closing price of such stock on the grant date. The options will become exercisable on the first anniversary of the grant date, or on such earlier date that the grantee ceases to be a director because of death or disability, and, unless our board determines otherwise, will be terminated without becoming exercisable if the grantee resigns or is removed from the board before the vesting date. Once vested, the options will remain exercisable until the seventh anniversary of the grant date, or, if earlier, until the first business day following the first anniversary of the date the grantee ceases to be a director.
30 | Liberty Broadband Corporation 2018 Proxy Statement

DIRECTOR COMPENSATION
Stock Ownership Guidelines
In March 2016, our board of directors adopted stock ownership guidelines that require each nonemployee director (other than Mr. Malone) to own shares of our company’s stock equal to at least 1.5 times the value of the nonemployee director fee. Nonemployee directors will have five years from the later of  (i) the effective date of the guidelines and (ii) the nonemployee director’s initial appointment to our board to comply with these guidelines.
Director Compensation Table
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
John C. Malone	—	—	—	—	—
Richard R. Green	115,000	—	146,966	150	262,116
J. David Wargo	40,000	—	146,966	—	186,966
John E. Welsh III	120,000	—	73,472	18,727(4)	212,199
(1)
John C. Malone, the Chairman of the Board of our company, received no compensation for serving as a director of our company during 2017. Gregory B. Maffei, who served as a director of our company in 2017 and is currently a named executive officer, received no compensation for serving as a director of our company during 2017.

(2)
As of December 31, 2017, our directors (other than Mr. Maffei, whose equity awards are listed in “Outstanding Equity Awards at Fiscal Year-End” above) held the following equity awards:

	John C. Malone	Richard R. Green	J. David Wargo	John E. Welsh III
Options (#)
LBRDA	—	—	—	—
LBRDK	—	21,707	25,102	14,757
RSUs (#)
LBRDA	—	—	—	—
LBRDK	—	—	—	—
(3)
The aggregate grant date fair value of the stock option awards has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 9 to our consolidated financial statements for the year ended December 31, 2017 (which are included in our 2017 Form 10-K).

(4)
Includes health insurance premiums of  $18,577 paid by our company for the benefit of John E. Welsh III.

Liberty Broadband Corporation 2018 Proxy Statement | 31

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2017 with respect to shares of our common stock authorized for issuance under our equity compensation plans.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders:
Liberty Broadband Corporation 2014 Omnibus Incentive Plan (Amended and Restated as of March 11, 2015), as amended			6,744,172(1)
LBRDA	—	—
LBRDB	—	—
LBRDK	1,561,566	$48.79
Equity compensation plans not approved by security holders:
Liberty Broadband Corporation Transitional Stock Adjustment Plan(2)			—(2)
LBRDA	404,500	$33.16
LBRDB	—	—
LBRDK	826,413	$33.09
Total
LBRDA	404,500
LBRDB	—
LBRDK	2,387,979
			6,744,172

(1)
Liberty Broadband Corporation 2014 Omnibus Incentive Plan (Amended and Restated as of March 11, 2015), as amended, permits grants of, or with respect to, shares of any series of our common stock, subject to a single aggregate limit.

(2)
The transitional plan was previously approved by our board of directors and our former parent company, Liberty Media, as sole stockholder, in connection with the Broadband Spin-Off. The transitional plan governs the terms and conditions of awards with respect to our company’s common stock that were granted in connection with adjustments made to awards granted by Liberty Media with respect to its common stock. As a result, no further grants are permitted under this plan.

32 | Liberty Broadband Corporation 2018 Proxy Statement

Certain Relationships and Related Transactions
Under our Code of Business Conduct and Ethics and Corporate Governance Guidelines, if a director or executive officer has an actual or potential conflict of interest (which includes being a party to a proposed “related party transaction” (as defined by Item 404 of Regulation S-K)), the director or executive officer should promptly inform the person designated by our board to address such actual or potential conflicts. No related party transaction may be effected by our company without the approval of the audit committee of our board or another independent body of our board designated to address such actual or potential conflicts.
Stockholder Proposals
This proxy statement relates to our annual meeting of stockholders for the calendar year 2018 which will take place on May 24, 2018. Based solely on the date of our 2018 annual meeting and the date of this proxy statement, (i) a stockholder proposal must be submitted in writing to our Corporate Secretary and received at our executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on December 24, 2018 in order to be eligible for inclusion in our proxy materials for the annual meeting of stockholders for the calendar year 2019 (the 2019 annual meeting), and (ii) a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, must be received at our executive offices at the foregoing address not earlier than February 22, 2019 and not later than March 25, 2019 to be considered for presentation at the 2019 annual meeting. We currently anticipate that the 2019 annual meeting will be held during the second quarter of 2019. If the 2019 annual meeting takes place more than 30 days before or 30 days after May 24, 2019 (the anniversary of the 2018 annual meeting), a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, will instead be required to be received at our executive offices at the foregoing address not later than the close of business on the tenth day following the first day on which notice of the date of the 2019 annual meeting is communicated to stockholders or public disclosure of the date of the 2019 annual meeting is made, whichever occurs first, in order to be considered for presentation at the 2019 annual meeting.
All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, our charter and bylaws and Delaware law.
ADDITIONAL INFORMATION
We file periodic reports, proxy materials and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our website at www.libertybroadband.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.) If you would like to receive a copy of our 2017 Form 10-K, or any of the exhibits listed therein, please call or submit a request in writing to Investor Relations, Liberty Broadband Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Tel. No. (844) 826-8735, and we will provide you with the 2017 Form 10-K without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).
Liberty Broadband Corporation 2018 Proxy Statement | 33

Liberty BROADBAND

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
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C123456789

000000000.000000 ext 000000000.000000 ext
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000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 24, 2018.

Vote by Internet

- Go to **www.envisionreports.com/LBC**
- Or scan the QR code with your smartphone
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Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch-tone telephone
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the nominee listed in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold
01 - J. David Wargo	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

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C 1234567890 J N T

1 U P X 3 7 5 4 3 0 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02TB8A

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Liberty BROADBAND

Proxy — LIBERTY BROADBAND CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 24, 2018

The undersigned hereby appoint(s) Richard N. Baer and Mark D. Carleton, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A common stock and/or Series B common stock held by the undersigned at the Annual Meeting of Stockholders to be held at 8:00 a.m., local time, on May 24, 2018, at the corporate offices of Liberty Broadband Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112 and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE